EXHIBIT 10.3(b)

AMENDMENT TO THE DELTA AIR LINES, INC.
OFFICER AND DIRECTOR SEVERANCE PLAN
As Amended and Restated as of January 2, 2009
As Further Amended October 20, 2009 and February 10, 2010

The Delta Air Lines, Inc. Officer and Director Severance Plan, as amended and restated as of January 2, 2009, and as further amended October 20, 2009 and February 10, 2010 (the “Plan”) is hereby amended as follows:

1.Section 1 of the Plan is amended by deleting the third sentence of the first paragraph thereof in its entirety and inserting the following new sentence in its place:

“The 2009 Plan has been further amended as of October 20, 2009 and February 10, 2010.”

2.    Effective July 1, 2015, Section 4(b)(ii) of the Plan is amended by adding the following sentence to the end thereof:

“Effective July 1, 2015, this Section 4(b)(ii) shall only apply to Participants, who at the time of their Separation Event, are classified as Directors or Managing Directors of the Company.”
3.    Section 5 of the Plan is amended by deleting the title, “Executive Vice President – Human Resources & Labor Relations” in the first sentence thereof in its entirety and inserting the following new title in its place: “Executive Vice President – Chief Human Resources Officer.”
4.    Except as expressly amended herein, the Plan, as amended, shall remain otherwise without change.

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IN WITNESS WHEREOF, this document has been executed this 20th day of August, 2015.

/s/ Robert L. Kight_____________
Robert L. Kight
Senior Vice President—Global HR Services & Labor Relations

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